CONSENT OF INDEPENDENT AUDITOR
EXHIBIT 23.1


                    Capraro, Centofranchi, Kramer & Co, P.C.



We consent to the incorporation by reference in the registration statement of Thermaltec International Corp. now known as TTI Holdings of America Corp. (the "Company") on Form S-8 of our report dated December 12, 2000, on our audits of the consolidated financial statements of the Company as of September 30, 200, and for each of the years in the two year period ended September 30, 2000, which report is included in the Company's Annual Report on Form 10-KSB.



/s/ Capraro, Centofranchi, Kramer & Co, P.C.
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South Huntington, New York
January 14, 2002